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                                                                   EXHIBIT 10.20

                                      FORM
                                       OF
                           INDEMNIFICATION AGREEMENT

    INDEMNIFICATION AGREEMENT (the "Agreement"), dated June , 1996, among the following parties (the "Parties"): OAKLEY, INC., a Washington corporation (the "Company"), JIM JANNARD and the M. AND M. PARNELL REVOCABLE TRUST, a trust organized under the laws of the State of California (the "Parnell Trust, and together with Jim Jannard, the "Selling Shareholders").

                                R E C I T A L S

    WHEREAS, the Parties, together with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Alex. Brown & Sons Incorporated, as representatives of the U.S. Underwriters named therein (the "U.S. Underwriters"), are parties to a U.S. Purchase Agreement of even date herewith (the "U.S. Purchase Agreement") and, together with Merrill Lynch International and Alex. Brown & Sons Incorporated, as representatives of the Managers named therein (the "Managers"), are parties to an International Purchase Agreement of even date herewith (the "International Purchase Agreement," and, together with the U.S. Purchase Agreement, the "Purchase Agreements");

    WHEREAS, pursuant to the terms of the Purchase Agreements, the Selling Shareholders may be required to indemnify the U.S. Underwriters or the Managers (as the case may be) with respect to, or contribute to, certain liabilities arising out of the sale of the common stock of the Company, par value $.01 per share, contemplated by the Purchase Agreements;

    WHEREAS, the Company wishes to indemnify and advance expenses to the Selling Shareholders in connection with any proceedings and liabilities arising from the obligations of the Selling Shareholders under the Purchase Agreements in the manner provided for herein.

    NOW THEREFORE, in consideration of the foregoing recitals, the agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

                               A G R E E M E N T

    Section 1. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. In respect of any proceeding by any Indemnified Party (as defined in the U.S. Purchase Agreement or the International Purchase Agreement, as the case may be) against a Selling Shareholder in respect of indemnification under Section 7 or contribution under
Section  8  of  the  U.S.  Purchase  Agreement  or  the  International  Purchase
Agreement:

        (a) Subject to the provisions of paragraph (b) of this Section 1,

            i) the Company agrees to advance the reasonable expenses incurred by such Selling Shareholder in respect of such proceeding including those incurred by such Selling Shareholder for separate counsel and to reimburse any such reasonable expenses not advanced by the Company in the first instance;

            ii) the Company agrees to indemnify such Selling Shareholder in respect of any liability incurred in or as a result of such proceeding; and

           iii) the authorization by the Company's shareholders of the agreement to indemnify contained herein and the execution of this Agreement constitute a conclusive determination that indemnification is due to such Selling Shareholder in such circumstances and the specific shareholder authorization for such indemnification.

        (b) The Company shall not indemnify such Selling Shareholder from or on account of:

            i) such individual's acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law;
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            ii) such individual's conduct finally adjudged to be in violation of
       Washington RCW 23B.08.310; or

           iii) any transaction with respect to which it was finally adjudged that such individual personally received a benefit in money, property, or services to which such individual was not legally entitled.

    Section 2.   SUCCESSORS AND ASSIGNS.   This Agreement  and all  obligations,
rights and remedies of the Parties hereunder shall be binding upon and inure to the benefit of their respective legal representatives, successors and assigns.

    Section 3. ENTIRE AGREEMENT. Each of the Parties acknowledge that there are no other agreements or representations, either oral or written, express or implied, not embodied or referenced in this Agreement, which represents a complete integration of all prior and contemporaneous agreements and understandings of the parties hereto with respect to the subject matter hereof.

    Section 4. GOVERNING LAW. This agreement shall be construed in accordance with the laws of the State of New York, without regard to the choice of law rules thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

    Section 5.  COUNTERPARTS.   This Agreement  may be executed  in one or  more
counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Parties have caused their names to be signed hereto, all as of the day and year first above written.

                                          OAKLEY, INC.,
                                           a Washington corporation

                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                          JIM JANNARD

                                          --------------------------------------

                                          M. AND M. PARNELL REVOCABLE TRUST

                                          By:
                                          --------------------------------------
                                          Name: Mike Parnell
                                          Title: Co-Trustee, and as
                                          Attorney-in-Fact for
                                          Melissa Parnell, Co-Trustee

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